EXHIBIT 99.1

NIMIN ENERGY ANNOUNCES

RESIGNATION OF CHIEF OPERATING OFFICER

Carpinteria, CA – August 1, 2012 – NiMin Energy Corp. (TSX:NNN) (OTCBB:NEYYF) (the “Company” or “NiMin”) announced that Mr. D. Scott Dobson has resigned as the Chief Operating Officer of the Company effective August 1, 2012. Clancy Cottman, Chairman and CEO of NiMin, stated, “On behalf of the board of directors and management team, I would like to thank Scott for his contributions to the growth and development of the Company. He was a valuable member of our senior management team and I personally wish him all the best in his future endeavors. “

Further information regarding the liquidation and dissolution of the Company, approved at the annual and special meeting of shareholders of NiMin held on June 26, 2012, and the amount and timing of distributions to shareholders will be provided in subsequent press releases as such information becomes available.

About NiMin Energy

NiMin is a public company whose shares are listed for trading on the Toronto Stock Exchange (TSX) under the symbol “NNN” and the OTCBB under the symbol NEYYF.

Cautionary Statements

This news release contains forward-looking statements and information (“forward-looking statements”) within the meaning of applicable securities laws. Although NiMin believes that the expectations reflected in its forward-looking statements are reasonable, such statements have been based upon currently available information to NiMin. Such statements are subject to known and unknown risks, uncertainties and other factors that could influence actual results or events and cause actual results or events to differ materially from those stated, anticipated or implied in forward-looking statements. The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in NiMin’s management information circular and its Annual Information Form/Annual Report on Form 10-K and other documents available at www.sedar.com and www.sec.gov. Readers are cautioned to not place undue reliance on forward-looking statements. The statements in this press release are made as of the date of this release, and, except as required by applicable law, NiMin does not undertake any obligation to publicly update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this document are expressly qualified by this cautionary statement. NiMin undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of NiMin or the transactions discussed herein.

CONTACTS:

Jonathan Wimbish, CFA

NiMin Energy Corp.

Chief Financial Officer

+1 (805) 566-2900

jwimbish@niminenergy.com